UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011
McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (504) 582-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 30, 2011, McMoRan Exploration Co. (McMoRan) entered into a Credit Agreement (the Credit Agreement) among (1) McMoRan Oil & Gas LLC (MOXY), a wholly owned subsidiary of McMoRan, as borrower, (2) JPMorgan Chase Bank, N.A. as administrative agent, (3) Toronto Dominion (New York) LLC, as syndication agent, (4) BNP Paribas, as documentation agent and (5) other financial institutions as lenders. The Credit Agreement provides for a five-year, $150 million senior secured revolving credit facility. The borrowing base will be re-determined semi-annually on April 1st and October 1st of each year provided that the initial re-determination date will be November 1, 2011. The Credit Agreement may be increased by an additional $150 million with additional lender commitments.
The Credit Agreement replaces the previous amended and restated credit agreement by and among (1) McMoRan, as parent, (2) MOXY, as borrower, (3) JPMorgan Chase Bank, N.A. as administrative agent, (4) GE Business Financial Services Inc., as syndication agent, (5) Toronto Dominion (Texas) LLC, BNP Paribas and ING Capital LLC, as documentation agents and (6) other financial institutions as lenders thereto dated August 6, 2007, as amended on June 20, 2008, September 10, 2008, April 17, 2009, February 2, 2010 and April 6, 2010, that was set to expire on August 6, 2012 in accordance with its terms.
The Credit Agreement contains customary financial covenants and other restrictions. Repayments under the Credit Agreement can be accelerated by the lenders upon the occurrence of customary events of default. The Credit Agreement matures on June 30, 2016; provided, however that if McMoRan’s 11.875% senior notes due 2014 have not been redeemed or refinanced on or prior to August 16, 2014 with senior notes having a maturity date not earlier than December 30, 2016, then the Credit Agreement will mature on August 16, 2014.
Interest on loans made under the Credit Agreement will, at the option of MOXY, be determined based on adjusted LIBOR or the alternate base rate (as such terms are defined under the Credit Agreement).
Our obligations under the Credit Agreement will be secured by (1) certain oil and gas related properties (with related oil and natural gas proved reserves) of MOXY as well as K-Mc Venture I LLC and McMoRan Offshore LLC, each a wholly owned subsidiary of MOXY, and (2) the pledge by McMoRan of its ownership interests in MOXY and by MOXY of its ownership interests in each of its wholly owned domestic subsidiaries and part of its ownership interest in each of its wholly owned foreign subsidiaries. The Credit Agreement is further guaranteed by McMoRan and each of MOXY’s wholly owned domestic subsidiaries.
A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 included in this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.
By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer and Secretary (authorized signatory and Principal Financial Officer)

Date: July 6, 2011

McMoRan Exploration Co.
Exhibit Index
Exhibit Number
10.1	Credit Agreement between McMoRan Exploration Co., as parent, McMoRan Oil & Gas LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Toronto Dominion (Texas) LLC, as syndication agent, BNP Paribas, as documentation agent and the lenders party thereto, dated as of June 30, 2011.